                                                                   EXHIBIT 10-11

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of June 30, 2002


                                      among


                              BANK OF AMERICA, N.A.

                                   ("Lender")


                                       and


                      POST, BUCKLEY, SCHUH & JERNIGAN, INC.

                                       and

                              THE PBSJ CORPORATION

                   (individually and collectively, "Borrower")


                                       and


                        SEMINOLE DEVELOPMENT CORPORATION
                        POST, BUCKLEY INTERNATIONAL, INC.
                        PBS&J CONSTRUCTION SERVICES, INC.
                            PBS&J CONSTRUCTORS, INC.
               POST, BUCKLEY INTERNATIONAL, INC., LTD. (SWAZILAND)

                          (collectively, "Guarantors")

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS ..................................   1

     Section 1.01  Certain Defined Terms .......................................   1

     Section 1.02  Accounting Terms ............................................   4

ARTICLE II   AMOUNTS AND TERMS OF ADVANCES .....................................   4

     Section 2.01  Revolving Line of Credit ....................................   4

     Section 2.02  Computation of Interest .....................................   8

     Section 2.03  Payments ....................................................   8

     Section 2.04  Fees ........................................................   8

     Section 2.05  Prepayment ..................................................   8

     Section 2.06  Collateral ..................................................   9

ARTICLE III  CONDITIONS OF LENDING .............................................   9

     Section 3.01  Condition Precedent to Lending ..............................   9

     Section 3.02  Conditions Precedent to all Lending .........................  10

ARTICLE IV   REPRESENTATIONS AND WARRANTIES ....................................  10

     Section 4.01  Representations and Warranties ..............................  10

ARTICLE V    COVENANTS OF THE BORROWER AND GUARANTORS ..........................  12

     Section 5.01  Affirmative Covenants Other Than Reporting Requirements .....  12

     Section 5.02  Reporting Requirements ......................................  14

     Section 5.03  Negative Covenants ..........................................  15

     Section 5.04  Financial Covenants .........................................  18

ARTICLE VI   EVENTS OF DEFAULT .................................................  18

     Section 6.01  Events of Default ...........................................  18

     Section 6.02   Action if Event of Default .................................  20

ARTICLE VII  MISCELLANEOUS .....................................................  20

     Section 7.01   No Waiver; Cumulative Remedies .............................  20

     Section 7.02   Amendments .................................................  21

     Section 7.03   Notices ....................................................  21

     Section 7.04   Costs, Expenses and Taxes ..................................  21

     Section 7.05   Right of Setoff ............................................  21

     Section 7.06   Further Assurances .........................................  22

     Section 7.07   Execution in Counterparts ..................................  22

     Section 7.08   Binding Effect; Assignment .................................  22

     Section 7.09   Governing Law ..............................................  22

     Section 7.10   Severability ...............................................  22

     Section 7.11   Headings ...................................................  22

     Section 7.12   Arbitration; Waiver of Jury Trial ..........................  22

     Section 7.13   No Oral Agreement ..........................................  23

EXHIBITS

Exhibit A       Form of Revolver Note (First Line)
Exhibit A-1     Form of Revolver Note (Second Line)
Exhibit B       Form of Guarantee
Exhibit C       Form of Corporate Resolutions - Guarantor
Exhibit D       Form of Corporate Resolutions - Borrower
Exhibit E       Form of Borrower's Counsel's Opinion
Exhibit F       Form of Officer's Certificate - Incumbency and Signatures of Borrower
Exhibit G       Form of Subordination Agreement
Exhibit H       Form of "Bring Down" Certificate



SCHEDULES

Schedule I      List of Subsidiaries

                      AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT, dated as of June 30, 2002, by and among BANK OF AMERICA, N.A., a national banking association (the "Lender"); POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation ("PBSJ") (jointly and severally, individually and collectively, the "Borrower"); and SEMINOLE DEVELOPMENT CORPORATION, a Florida corporation ("Seminole"); POST, BUCKLEY INTERNATIONAL, INC., a Florida corporation; PBS&J CONSTRUCTION SERVICES, INC., a Florida corporation ("Construction Services"); PBS&J CONSTRUCTORS, INC., a Florida corporation; and POST, BUCKLEY INTERNATIONAL, INC., LTD. (SWAZILAND), a Swaziland corporation ("PB Swaziland") (jointly and severally, collectively, the "Guarantors").

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" means this Amended and Restated Credit Agreement, and all amendments thereto.

     "Advance" means an extension of credit by the Lender to the Borrower pursuant to Section 2.01(a) of this Agreement.

     "Affiliate" means any Person which controls, or is controlled by, or is under common control with a Borrower, a Subsidiary or any of the Guarantors.

     "Borrowing" has the meaning assigned to it in Section 2.01(a) of this Agreement.

     "Business Day" means any day of the year on which commercial banks in the City of Miami, Florida are open for the conduct of normal business.

     "Collateral" shall have the meaning ascribed to such term in Section 2.06 of this Agreement.

     "Default Rate" means a rate equal at all times to the Prime Rate (as hereinafter defined) plus five percent (5%) per annum.

     "EBITDA" means the Borrower's Net Income before deductions for interest expense, income taxes, depreciation and amortization.

     "EBITL" means the Borrower's Net Income before deductions for interest expense, income taxes and lease expense.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and all related provisions of the Internal Revenue Code of 1954, as amended, together with all applicable rulings and regulations issued under the provisions of either of them.

     "Effective Date" means the first day in any Interest Period (as such term is defined in Section 2.01(c) of this Agreement).

     "Events of Default" has the meaning assigned to that term in Section 7.01 of this Agreement.

     "Financing Statements" shall have the meaning ascribed to such term in
Section 2.06 of this Agreement.

     "Fixed Advance" means an Advance at an interest rate which is fixed during an Interest Period.

     "Fixed Charge Coverage" means EBITL, divided by interest expense plus lease expense plus current maturities of long term debt plus current maturities of capital leases excluding Advances under this Agreement.

     "Fluctuating Advance" means an Advance at an interest rate which changes with changes in the Prime Rate or in the LIBOR.

     "Funded Debt" means all obligations for money borrowed, whether or not evidenced by notes, bonds, debentures or other similar instruments, and all obligations under conditional sale or other title retention agreements or capitalized leases and all obligations issued or assumed as full or partial payment for property, whether or not secured by a purchase money mortgage, but shall not include accounts payable, accrued expenses and taxes payable.

     "GAAP" means generally accepted accounting principles as applied in the United States and in effect from time to time, consistently applied.

     "Guarantee" means the irrevocable and unconditional guarantee in favor of the Lender from the Guarantors.

     "Guarantors" shall have the meaning assigned to said term in the introduction to this Agreement and shall also include each Subsidiary of a Borrower which is created after the date hereof.

     "Indebtedness" means (without duplication) (i) all liabilities or other obligations of such Person for borrowed money or for the unpaid portion of the purchase price of property or services; (ii) all liabilities or other obligations of any other Person for borrowed money or for the unpaid portion of the purchase price of property or services the payment or collection of which such corporation has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such corporation is liable, contingently or otherwise, including, without limitation, liable by way of agreement or purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss; (iii) all liabilities or other obligations of any other Person for borrowed money or for the unpaid portion of the purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts, as such term is defined under the Florida Uniform Commercial Code), owned by such corporation, whether or not such corporation has assumed or become liable for the payment of such indebtedness or obligations; (iv) capitalized lease obligations of such corporation; (v) unfunded vested benefits under each plan maintained for employees of such Person and covered by Title IV of ERISA; and (vi) all liabilities or other obligations of such corporation, whether contingent or absolute, matured or unmatured, arising under or in connection with the drafting under any letter of credit.

     "Investment" shall, when used with the reference to any investment of any Person, mean any loan or advance made by it to any other Person, any guarantee or other Indebtedness on the part of such Person in respect of any capital stock, Indebtedness or other obligations or liabilities of any other Persons and any other investment made by such Person in any other Person, including, without limitation, any investment (however acquired) in stock or other ownership interest in any other Person, and the outstanding amount of any Investment in any other Person shall be considered to be the original amount thereof less returns of principal or capital thereof (and without adjustment by reason of the financial condition of such other Person).

     "Lender's Office" means the address of the Lender set forth below its signature.

     "LIBOR" shall mean an interest rate per annum equal to the London Interbank Offered Rates for thirty (30), ninety (90) or one hundred eighty (180) day periods as published each business day in the money rate section of The Wall Street Journal (or The New York Times in the event The Wall Street Journal no longer exists or ceases to publish LIBOR rates) without adjustment by the Lender.

     "LIBOR Loan" shall have the meaning ascribed to such term in Section 2.01(c) of this Agreement.

     "Loan Documents" mean each Note, this Agreement, the Guarantee, the Security Agreement, the Financing Statements, and the Subordination Agreements.

     "Maturity Date" means June 30, 2005.

     "Maximum Rate" means a rate equal at all times to the highest lending rate permitted under Florida or Federal law, whichever is higher or unlimited.

     "Net Income" means after tax income determined in accordance with GAAP.

     "Net Worth" means book net worth determined in accordance with GAAP.

     "Note" means each Revolver Note to be delivered by the Borrower to the Lender.

     "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, association or other business, regardless whether organized or registered, and any government or any agency or political subdivision thereof.

     "Prime Rate" means the fluctuating rate of interest established by the Lender from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by the Lender as an index and may or may not at any time be the best or lowest rate charged by the Lender on any loan.

     "Revolver Note" shall have the meaning ascribed to such term in Section 2.01(b) of this Agreement.

     "Secured Obligations" shall have the meaning ascribed to such term in
Section 2.06 of this Agreement.

     "Security Agreement" shall have the meaning ascribed to such term in
Section 2.06 of this Agreement.

     "Subordinated Debt" shall mean all indebtedness of the Borrower or any Guarantor to any (i) Affiliate; (ii) Subsidiary; (iii) Guarantor; (iv) shareholder of the Borrower; (v) shareholder of any Person referenced in clause
(i), (ii) or (iii) hereof; provided, however, Subordinated Debt shall not include indebtedness incurred by the Borrower solely in connection with the repurchase of PBSJ capital stock from employees or former employees of the Borrower; provided further, however, Subordinated Debt shall not include indebtedness incurred by the Borrower in connection with lease payments made by the Borrower to Seminole in the ordinary course of business and not to exceed fair market rental value for the lease by the Borrower of office and warehouse facilities owned by Seminole; or (vi) third party to the extent such indebtedness is permitted under Section 5.03(a)(viii) of this Agreement.

     "Subordination Agreements" mean agreements for the subordination of indebtedness of the Borrower or any Subsidiary to the prior payment of the Indebtedness an terms approved in writing by the Lender prior to the date hereof or to the operation thereof and for the subordination of indebtedness which is permitted under Sections 5.03(a)(iii) through (ix) of this Agreement.

     "Subsidiary" means any other corporation more than 50% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by a Borrower or any of the Guarantors.

     "Telegram" means any message transmitted by radio, teletype, cable, any mechanical method of transmission or the like.

     "Termination Date" has the meaning assigned to that term in Section 2.01(a) of this Agreement.

     Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the consolidated financial statements referred to in Section 5.02(a) and all consolidated financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II
                          AMOUNTS AND TERMS OF ADVANCES

     The Lender agrees, on the terms and conditions hereinafter set forth, to make the following loans to the Borrower:

     Section 2.01 Revolving Line of Credit.

             (a)  Amount.

                  (i) The Lender agrees to make advances ("Advances") to the
             Borrower from time to time during the period from the date hereof to and including the Maturity Date or the earlier date of termination under Section 6.02 (such earlier date being the "Termination

          Date") in an aggregate amount not to exceed at any time and from time to time outstanding the principal amount of Thirty Seven Million Dollars (U.S. $37,000,000.00) (the "First Line"). Within the limits of the First Line, the Borrower may borrow (a "Borrowing"), repay, and reborrow under this Section 2.01; provided, no Event of Default has occurred and is continuing and the outstanding balance under the First Line never exceeds $37,000,000.00.

               (ii) The Lender agrees to make Advances to the Borrower from time to time during the period from the date hereof to and including the earlier of the Maturity Date or the Termination Date in an aggregate amount not to exceed at any time and from time to time outstanding the principal sum of Three Million Dollars ($3,000,000.00) ("Second Line"). Within the limits of the Second Line, the Borrower may borrow, repay and reborrow under this Section 2.01; provided no Event of Default has occurred and is continuing and the outstanding balance under the Second Line never exceeds $3,000,000.00. Insofar as the Borrower may from time to time request and the Lender may be willing, in its discretion, the Lender shall, subject to the terms and conditions hereof, issue documentary and/or standby letters of credit (the "L/Cs") for the account of the Borrower. The issuance of an L/C shall be regarded as, and subject to the conditions applicable to, an Advance, and the face amount of each then issued and outstanding L/C as well as the amount of each then unreimbursed draft presented for payment against an L/C shall each be treated as an outstanding Advance, and shall be reserved under the Line and shall not be available for advances thereunder. Prior to each and every request for the issuance of an L/C, the Borrower shall execute and deliver to the Lender any and all agreements and documents which the Lender may require, including, without limitation, the Lender's standard form of application for letter of credit. The maximum amount of all open L/Cs and unreimbursed drafts which have been presented for payment against the L/Cs shall not, at any one time, exceed the aggregate amount of Three Million Dollars ($3,000,000.00). Each draft or other demand for payment paid by Lender under an L/C shall be repaid in accordance with the terms of the Second Line.

               (iii) In the event for any reason the Advances outstanding at any time exceed the aggregate amount permitted in this Section 2.01, the Borrower shall pay cash to the Lender in such amount as is necessary to reduce the outstanding principal balance of the Advances to the aggregate amount permitted hereunder.

          (b) The Revolver Note. All Advances made by the Lender under the First Line and the Second Line, respectively, shall be evidenced by two (2) promissory notes in substantially the forms attached hereto as Exhibit A and Exhibit A-1 (individually, "Revolver Note" and collectively, "Revolver Notes")

          (c)  Interest.

               (i) First Line. The Borrower agrees to pay interest on that portion of the outstanding principal amount of the Revolver Note evidencing the First Line from time to time as follows: (A) in the case of a Fluctuating Advance, at a rate equal at all times, at Borrower's option, to (I) the Lender's Prime Rate minus the Applicable Margin (hereinafter defined) ("Prime Rate Option"); or (II) the LIBOR for 30 day periods, adjusted daily, plus the Applicable Margin ("LIBOR Floating Option"), and (B) in the case of a Fixed Advance, at a rate equal to the LIBOR plus the Applicable Margin ("LIBOR Fixed Option"), which shall be quoted for a thirty (30), ninety (90) or one hundred eighty (180) day term. The Applicable

          Margin (the "Applicable Margin") shall for each fiscal quarter be determined by reference to the Funded Debt to EBITDA ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Chief Financial Officer's certificate as follows:

                                               Applicable Margin Per Annum
                                               ---------------------------
                Ratio                          Prime Rate       LIBOR Rate
                -----                          ----------       ----------

                *2.5:1.0                       -1.25%           +.50%
             ****2.5:1.0 and ***3.0:1.0        -1.00%           + 75%

          Adjustments, if any, in the Applicable Margin shall be made by the Lender within three (3) Business Days after receipt by the Lender of quarterly financial statements for the Borrower and the Guarantors and the accompanying Chief Financial Officer's certificate setting forth the Funded Debt to EBITDA ratio of the Borrower and the Guarantors as of the most recent fiscal quarter end. Subject to applicability of the Default Rate (as provided in this Agreement), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 5.02 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate. If Borrower selects the LIBOR Fixed Option, it shall simultaneously advise the Lender whether such selection is for a thirty (30), ninety (90) or one hundred eighty (180) day period (defined herein as the "Interest Period"), and the applicable interest rate for the LIBOR Fixed Option shall remain effective for the Interest Period. Not later than 10:00 a.m. two (2) Business Days prior to commencement of any Interest Period as to which the LIBOR Fixed Option is intended to apply, Borrower shall give telephone instructions to the Lender (confirmed in writing) of its elected interest rate option for the next Interest Period. The failure of the Borrower to give such instructions shall conclusively be presumed to be an election by Borrower to select the Prime Rate Option.

               If Borrower has selected the Prime Rate Option, then Borrower may elect, at any time, to change the interest rate option by telephone notice (confirmed in writing) to the Lender no later than 10:00 a.m. on the date the changed interest rate is to become effective. In the event that the LIBOR is not determinable, then the Prime Rate Option shall apply.

               In the event Borrower has selected the LIBOR Fixed Option with respect to any Interest Period, such selection shall be subject to the following terms and provisions:

               (x) If, at any time, the Lender shall have determined (which determination shall be final and conclusive and binding on the parties hereto), that, as a result of any change in any applicable law or governmental (federal, state or local, domestic or foreign) rule, regulation or order or any interpretation thereof (including, without limitation, the introduction of any new or revised law or governmental rule, regulation or order) or its compliance with any directive or request of any central bank or other governmental authority (whether or not having the force of law), the cost to such Lender of making, funding or maintaining the portion of the Advances which then is subject to one or more LIBOR Fixed Options (a "LIBOR Loan" or "LIBOR Loans") has increased from its cost at the time of the

   *  Less than
 ***  Less than or equal to
****  Greater than or equal to
                    commencement of the relevant Interest Period, then the Lender shall promptly so notify Borrower and give Borrower reasonably sufficient detail as to the reason for the increased costs as well as an accounting as to the amount of any claimed increase(s) in cost; and Borrower shall pay to the Lender, an amount sufficient to reimburse such Lender for such increased cost.

               (y) In the event the Lender shall have determined (which determination shall be binding and conclusive on the Borrower) that, by reason of circumstances affecting the relevant markets for the LIBOR Floating Option or the LIBOR Fixed Option, adequate and reasonable means do not exist for determining and/or calculating the rate applicable to the LIBOR Floating Option or the LIBOR Fixed Option with respect to (a) the continuation of the LIBOR Floating Option or the LIBOR Fixed Option then in existence pursuant to a prior request of Borrower, or (b) any request by Borrower to change the Prime Rate Option then in existence to a LIBOR Floating Option or the LIBOR Fixed Option, the Lender shall promptly notify Borrower by telephone (confirmed in writing) of such determination. Upon receipt of such notice, the Prime Rate Option shall be in effect until the Lender notifies Borrower that it may resume selection of the LIBOR Fixed Option or a LIBOR Floating Option.

               In any case where Borrower may select an interest rate option but fails or neglects to do so, then the Prime Rate Option shall apply. Any changes in the interest rate herein set forth which are due to changes in the Prime Rate shall take effect on the date of the changes in the Prime Rate.

               Following the occurrence of a monetary Event of Default or an Event of Default under Section 6.01 of this Agreement which has not been cured to the satisfaction of the Lender and until such cure of an Event of Default, unless otherwise waived by the Lender, the principal balance outstanding shall bear interest at the Default Rate.

               The last day in the Interest Period (when considered with respect to the Effective Date) shall be a Business Day; if not, such last day shall be changed to the immediately-preceding Business Day. Interest accrued on the indebtedness evidenced by the Revolver Note evidencing the First Line prior to maturity shall be payable monthly in arrears on the first day of each month commencing August 1, 2002; provided, however, all interest accrued on LIBOR Loans shall be due and payable at the conclusion of the relevant Interest Period for each LIBOR Fixed Option.

               (ii) Second Line. The Borrower agrees to pay an annual issuance fee on that portion of the outstanding principal amount of the Revolver Note evidencing the Second Line from time to time at a rate equal at all times to one percent (1%) per annum per L/C. Interest accrued on the indebtedness evidenced by the Revolver Note evidencing the Second Line prior to maturity shall be payable monthly in arrears on the first day of each month commencing August 1, 2002.

               Following the occurrence of a monetary Event of Default or an Event of Default under Section 6.01 of this Agreement which has not been cured to the satisfaction of the Lender and until such cure of an Event of Default, unless otherwise waived by the Lender, the principal balance outstanding shall bear interest at the Default Rate.

          (d) Making the Advance. Each Advance shall be made upon notice from the Borrower to the Lender at the Lender's Office specifying the date and amount of the Advance. Upon the fulfillment of the applicable conditions set forth in
Article III hereof, the Lender will make such funds available to the Borrower at the Lender's Office.

          (e) Repayment of Advances. All outstanding Advances evidenced by the Revolver Note evidencing the First Line shall be repaid on the earlier of (i) the date of demand if an Event of Default has occurred; or (ii) the Maturity Date.

          (f) Use of Line Proceeds. The First Line proceeds shall be used by the Borrower for general corporate purposes and to finance working capital and capital acquisitions. The Second Line proceeds shall be used to fund the issuance of the L/Cs.

     Section 2.02 Computation of Interest. All computations of interest hereunder or under either Note shall be made by the Lender on the basis of an assumed year of 360 days for the actual number of days elapsed not to exceed, however, the Maximum Rate. Interest shall accrue on the date an Advance is made by the Lender but not on the date that repayment is received by the Lender provided that such funds for repayment are received by the Lender not later than 2:00 p.m. on any Business Day.

     Should any interest or other charges paid by the Borrower, howsoever characterized or computed, after taking into account any commitment fee or other charges which may be deemed in the nature of interest, result in the computation or earning of interest in excess of the Maximum Rate, then any and all of such excess shall be and the same is hereby waived as interest by the Lender and shall be automatically credited against, and in reduction of, the principal amounts owing to the Lender in the inverse order of their maturities.

     Section 2.03 Payments. All payments of principal and interest hereunder or under either Note shall be made at the Lender's Office in immediately available funds. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note.

     Section 2.04 Unused Line Fee. Borrower shall pay to the Lender quarterly an unused line fee at a rate equal to one eighth of one percent (1/8%) per annum calculated by the Lender upon the amount by which the First Line amounts exceed the average daily principal balance outstanding thereunder during the immediately preceding fiscal quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any Indebtedness is outstanding under the First Line, which fee shall be payable on the first day of each fiscal quarter in arrears.

     Section 2.05 Prepayment. The Borrower shall be permitted to make prepayments of principal on any Advance for which the Borrower has exercised a Prime Rate Option. The Borrower shall not be permitted to make prepayments of any principal amounts outstanding prior to the expiration of the applicable Interest

Period with respect to any Advance for which the Borrower has exercised a LIBOR Floating Option or a LIBOR Fixed Option.

     Section 2.06 Collateral. In order to secure the full and timely payment and performance of all Indebtedness and obligations of the Borrower and the Guarantors under and in connection with the First Line and the Second Line (including the related guarantee agreements), as well as any and all renewals, extensions and modifications thereof (collectively, the "Secured Obligations"), the Borrower and the Guarantors agree that the Lender will be furnished with a security agreement (the "Security Agreement") and UCC-1 financing statements (the "Financing Statements") in favor of, and in form and substance acceptable to, the Lender, granting to the Lender a security interest, subject to no other liens or encumbrances except as may be set forth in the Security Agreement or this Agreement, in the following, together with the proceeds and products thereof: (i) all the Borrower's and Guarantors' presently existing and hereafter created accounts or accounts receivable; (ii) all the Borrower's and Guarantors' presently owned and hereafter acquired inventory; (iii) all the Borrower's and Guarantors' presently owned and hereafter acquired equipment and vehicles; (iv) all the Borrower's and Guarantors' presently owned and hereafter acquired chattel paper, instruments, documents, payment intangibles, and general intangibles (as said terms are defined in Chapter 679 of the Florida Statutes); and (v) all such additional and related property as are set forth in the Security Agreement. In addition, the Borrower and Guarantors each hereby grant to the Lender a lien on, and a security interest in, the deposit balances, deposit accounts, items, certificates of deposit and monies of the Borrower and the Guarantors now or at any time hereafter in the possession of or on deposit with the Lender to secure and as collateral for the payment and performance of the Secured Obligations. The Lender may, as provided in this Agreement, appropriate and set-off against and apply the same to such Indebtedness when and as due and payable. All of the above-described collateral is hereinafter referred to as the "Collateral."

                                  ARTICLE III
                              CONDITIONS OF LENDING

     Section 3.01 Condition Precedent to Lending. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have received for the account of the Lender, on or before the day of the initial Advance, all of the following, each dated the day of the initial Advance, in form and substance satisfactory to the Lender:

          (a) Each Revolver Note and the Security Agreement, in each case executed by the Borrowers;

          (b) The Guarantees in substantially the form of Exhibit B attached hereto and a certified copy of the resolutions of the Board of Directors of each of the Guarantors evidencing approval of the Guarantees in substantially the form of Exhibit C attached hereto;

          (c) A certified copy of the resolutions of the Board of Directors of the Borrower, in substantially the form attached hereto as Exhibit D, evidencing approval of this Agreement and the other Loan Documents and other matters contemplated hereby, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Loan Documents including, but not limited to, a certificate of "good standing" (or its equivalent), certified copies of the articles of incorporation and true and correct copies of the bylaws;

          (d) A favorable opinion of counsel for Borrower, in substantially the form attached hereto as Exhibit E, as to the due execution and delivery by the Borrower of this Agreement and the other Loan Documents and as to such other matters as the Lender may reasonably request;

          (e) A signed copy of a certificate of an officer of the Borrower, in substantially the form attached hereto as Exhibit F who shall certify the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers (Lender may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate);

          (f) A certified copy of the written approval and consent of the holders, if any, of any obligations of the Borrower which must consent to this Agreement and the Borrowings hereunder; and

          (g) A Subordination Agreement, in substantially the form attached hereto as Exhibit G, to be signed by each Affiliate that is a holder of debt of the Borrower other than the Lender, if any, or unless waived by the Lender.

     Section 3.02 Conditions Precedent to all Lending. The obligation of the Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be a true and correct and the Lender shall have received for the account of the Lender, as soon as possible and in any event within thirty (30) days after the end of each quarter of each fiscal year of the Borrower, a certificate, in substantially the form attached hereto as Exhibit H, signed by the President, Vice President or by any other duly authorized officer of the Borrower, solely in such corporate capacity, stating that, based on an examination which in the opinion of the signer is sufficient to enable him to make an informed statement, to the best of his knowledge:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of each Borrowing as though made on and as of such date except to the extent that such representations and warranties specifically relate to an earlier date or are affected by the transaction contemplated under this Agreement; and

               (ii) No event has occurred and is continuing or would result from such Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 Representations and Warranties. Each of the Borrowers and the Guarantors represents and warrants to the Lender as follows:

          (a) Organization. Each Borrower and each Guarantor is a corporation duly incorporated, validly existing, and in "good standing" (or its equivalent) under the laws of the jurisdiction indicated in the introduction to this Agreement; is duly qualified as a foreign corporation in all jurisdictions in which its present operations or properties require such qualification; and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties, and to execute and deliver and to perform all of its obligations under the Loan Documents.

          (b) Due Authorization. The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents have been authorized by all necessary corporate action and do not and will not contravene any legal or contractual restriction binding on the Borrower and the Guarantors or any of their properties.

          (c) Validity. This Agreement constitutes, and each of the other Loan Documents (including the Guarantees) when executed and delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors in general.

          (d) Financial Information. The drafts of the consolidated balance sheet of the Borrower, the Guarantors and their Affiliates as at March 31, 2002 and the consolidated statement of income and cash flow of the Borrower, the Guarantors and their Affiliates for the six (6) months then ended, prepared by Borrower copies of' which have been furnished to the Lender, fairly present the financial position of the Borrower as at such date and the results of the operations of the Borrower, the Guarantors and their Affiliates for the six (6) month period ended on such date, all in accordance with GAAP applied consistently throughout the periods involved, and since March 31, 2002 there has been no material adverse change in such position.

          (e) Litigation. There are no actions, arbitrations or governmental investigations, inquiries or proceedings, including RICO claims, pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or their properties before any court or governmental instrumentality, which, if determined adversely to the Borrower or the Guarantors, would have a material adverse effect on the financial position, properties, or operations of the Borrower and the Guarantors taken as a whole.

          (f) Subsidiaries. Set forth on Schedule I hereto is a complete and accurate list of the Subsidiaries of the Borrower, if any, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of each incorporation, the number of shares of each class of capital stock authorized, and the number outstanding on the date hereof, and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights at the date hereof. All of the outstanding capital stock of all Subsidiaries of Borrower, if any, have been validly issued, are fully paid and nonassessable and are owned by the Borrower or one or more of the Subsidiaries free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances. Each of the Subsidiaries is duly incorporated, validly existing and in "good standing" (or its equivalent) under the laws of the jurisdiction of its incorporation and each is duly qualified as a foreign corporation in all jurisdictions in which its present operations or properties require such qualification.

          (g) Securities. After an Event of Default and, except after prior written notice to the Lender, before an Event of Default, no proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

          (h) Regulation U. The Borrower is not engaged in the business of obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any loan hereunder will be used to purchase or carry any margin stock or to extend credit to any other Person for the purpose of purchasing or carrying any margin stock.

          (i) Taxes. Each of the Borrower and the Guarantors represents that (i) it has filed all tax returns required by law; (ii) all filed tax returns accurately reported its liabilities; (iii) all reported tax liabilities have been paid (unless they are being contested in good faith and by appropriate proceedings); and (iv) no Internal Revenue Service or Florida Department of Revenue (or similar taxing authorities or agencies from other states) examinations are pending or expected.

          (j) Insolvency. Each of the Borrower and, on a consolidated basis, the
Guarantors: (i) is not and, following the execution and delivery of this Agreement and the Guarantees, will not be "insolvent" as such term is defined in
Section 101 of the Bankruptcy Reform Act of 1978, as amended (the "Act"); (ii) does not have and, following the execution and delivery of this Agreement and the Guarantees, will not be left with, an "unreasonably small capital" within the meaning of Section 548 of the Act; and (iii) in entering into and carrying out its obligations under this Agreement and the Guarantees, does not intend to hinder, delay or defraud any Person to which it is or may become indebted, and does not intend to incur, or does not believe that it would incur, debts beyond its ability to pay as such debts mature within the meaning of said Section 548.

          (k) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower and the Guarantors to the Lender for the purposes of or in connection with this Agreement or any transactions contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

          (l) Enforceability. Borrower is not aware of any matter which would render unenforceable, in whole or in part, any of the Loan Documents.

          (m) Laws. To the best of its knowledge, Borrower is in material compliance with all applicable laws, rules, regulations and orders relating to the conduct of its business, including those pertaining to hazardous waste and materials and other environmental laws.

                                   ARTICLE V
                    COVENANTS OF THE BORROWER AND GUARANTORS

     Section 5.01 Affirmative Covenants Other Than Reporting Requirements. So long as any Indebtedness evidenced by either Note shall remain unpaid, the Borrower, each Guarantor and each Subsidiary of the Borrower or each Guarantor will, unless the Lender shall otherwise consent in writing:

          (a) Payment of Taxes and Other Charges. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower, provided that the Borrower or such Guarantor or Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on its books.

          (b) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders relating to the conduct of its business.

          (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations, payable both to the Lender and the Borrower as their interests may appear, and which contain a cancellation clause providing not less than thirty (30) days prior written notice to Lender, in such amounts and covering such risks, including, but not limited to, comprehensive general and professional liability in an amount not less than Five Million Dollars ($5,000,000.00), flood, hazard, fire and professional errors and omissions insurance, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, the Guarantors or their Subsidiaries, if any, operate; provided, however, the Borrower shall maintain comprehensive general and professional liability insurance for Construction Services in an amount not less than One Million Dollars ($1,000,000).

          (d) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges and remain qualified, as a foreign corporation, in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

          (e) Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit the Lender (by any of its officers, employees and/or agents) to inspect, audit and make extracts from all of the Borrower's records, files and books of account, and to enter and inspect the Borrower's offices during normal business hours upon reasonable notice to Borrower. The Borrower shall deliver any document or instrument necessary to the Lender to obtain records from any service bureau maintaining records for the Borrower. All reasonable out-of-pocket costs, fees and expenses incurred by the Lender (other than salaries paid to the Lender's employees) or for which the Lender has become obligated, in connection with such inspection and/or verification shall be payable by the Borrower to the Lender. The Lender agrees to hold in confidence the Borrower's proprietary information obtained pursuant to this Agreement and shall not disclose the same to any third party except (i) as required by law or by judicial or administrative process or to appropriate regulatory authorities or as such information is or becomes public knowledge other than by virtue of the Lender's disclosure; and (ii) to the extent that the Lender, in its sole discretion, needs to disclose such information to agents or professionals it retains to recover the obligations arising hereunder from the Borrower.

          (f) Maintenance of Net Worth. Maintain, on a quarterly basis, a minimum Net Worth, as of September 30, 2001, of $ 48,235,529, with an annual increase in minimum Net Worth thereafter equal to fifty percent (50%) of Borrower's Net Income for the fiscal year ended September 30, 2002 and for each succeeding fiscal year end during and throughout the entire term of this Agreement.

          (g) Performance and Compliance with Other Agreements. Perform all the obligations to be performed pursuant to the terms of each material indenture, agreement, contract and other instrument by which it is bound, unless the same shall be contested in good faith by appropriate proceedings by the Borrower or where performance thereof is prevented through no fault of the Borrower.

          (h) Maintenance Free from Security Interests. Maintain the Borrower's assets free and clear of all security interests and liens whatsoever (except the security interests in favor of the Lender, if any, and as otherwise permitted or contemplated under this Agreement).

          (i) Fixed Charge Coverage Ratio. Maintain, on a quarterly basis, beginning September 30, 2002, for the Borrower's previous four (4) quarters taken as a whole, a Fixed Charge Coverage Ratio of not less than 1.3 to 1.0 during and throughout the entire term of this Agreement.

          (j) Funded Debt Ratio. Maintain, on a quarterly basis, a ratio of Funded Debt to EBITDA not greater than 3.0 to 1.0 computed on a four (4) quarter rolling basis during and throughout the entire term of this Agreement.

          (k) Deposit Account. At all times, maintain with Lender its primary operating and depositary accounts, including cash management accounts.

     Section 5.02 Reporting Requirements. So long as any indebtedness evidenced by either Note shall remain unpaid, the Borrower, the Guarantors and their Subsidiaries will, as the case may be, unless the Lender shall otherwise consent in writing, furnish to the Lender:

          (a) As soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Borrower and the Guarantors, the Borrower shall provide to Lender a consolidated audited financial statement and consolidating unaudited financial statement, all such financial statements to be prepared in conformity with GAAP. The audited financial statements shall be prepared by PriceWaterhouse Coopers or other independent public accountants of recognized standing selected by the Borrower but reasonably acceptable to the Lender together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower said firm has obtained no knowledge that an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or if, in the opinion of such firm, an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b) As soon as possible and in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Borrower and the Guarantors, an unaudited consolidated financial statement as of the end of such quarter attested to by the Chief Financial Officer of the Borrower and the Guarantors with respect to the accuracy and completeness of the aforesaid financial information and accompanied by a certificate of the Chief Financial Officer stating that he has no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing;

          (c) As soon as possible and in any event within twenty (20) days after the end of each month of each fiscal year of the Borrower, a detailed summary and analysis of aging of accounts;

          (d) As soon as possible and in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Borrower, a backlog report as customarily prepared by the Borrower;

          (e) Promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower files, or after the occurrence of a reportable event as defined or any other event or condition which might constitute grounds for the termination of, or for the appointment of a trustee to administer, any plan under ERISA with the Pension Benefit Guaranty Corporation ("PBGC") or the U.S. Department of Labor ("Department") or which the Borrower receives from the PBGC or Department;

          (f) Immediately, but not later than three (3) days after discovery of an Event of Default but, in any case, not later than seven (7) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default and the action which the Borrower proposes to take with respect thereto;

          (g) Promptly notify the Lender of the commencement of any material claims (other than claims under a policy of insurance in amounts which, together with any interest accrued thereon, do not exceed the face value of such policy), actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any Subsidiary or any Affiliate before any court, tribunal or administrative agency or board.

          (h) Borrower shall promptly inform the Lender of (i) Borrower's failure or inability to perform on contracts over $1,000,000.00 in the aggregate; and (ii) material information of which the Borrower has confirmed knowledge relating to the material adverse change in the financial condition of any account debtor who owes at least $1,000,000.00 to the Borrower.

     Section 5.03 Negative Covenants. So long as any Indebtedness evidenced by the Note shall remain unpaid, the Borrower, the Guarantors and their Subsidiaries will not, without the prior written consent of the Lender:

          (a) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except

                   (i)   Indebtedness of the Borrower under the Loan Documents;

                   (ii) Indebtedness of the Borrower and the Guarantors maturing not more than thirty (30) days from the date created and incurred in the ordinary course of business (trade credits);

                   (iii) Indebtedness of the Borrower and the Guarantors pertaining to purchase money security interests not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time outstanding;

                   (iv) Indebtedness of PBSJ in connection with the repurchase of PBSJ capital stock from employees or former employees of Borrower or its Subsidiaries;

                   (v) Subordinated Debt of the Borrower and the Guarantors, as well as any Subsidiary thereof, not to exceed One Million Dollars ($1,000,000.00) in the aggregate outstanding at any time, which is incurred pursuant to unsecured amortizing financing provided by sellers in connection with acquisitions made by the Borrower and the Guarantors, or any Subsidiary thereof;

                   (vi) A first mortgage loan encumbering real property located at 2001 N.W. 107/th/ Avenue, Miami, Florida with an aggregate outstanding principal balance not exceeding Five Million Dollars ($5,000,000) at any time;

                   (vii) Indebtedness of the Borrower and the Guarantors with an aggregate outstanding principal balance not exceeding Twelve Million Dollars ($12,000,000) at any time for financing an office building in Orlando, Florida; and

                   (viii) Indebtedness of the Borrower and the Guarantors with an aggregate outstanding principal balance not exceeding One Million Dollars ($1,000,000) at any time.

          (b) Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature or any other type of preferential arrangement, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey, any right to receive income, except that the foregoing restrictions shall not apply to:

                   (i) liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                   (ii) liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                   (iii) liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, repairmen's, materialmen's and other like liens arising in the ordinary course of business in respect of obligations which are not due or are being contested in good faith;

                   (iv) liens or security interests existing on the date of this Agreement that are referenced in Section 5.03(a) of this Agreement, or that are leases of equipment and vehicles or purchase money liens on equipment and vehicles;

                   (v) liens or security interests covering real or personal property and in existence at the time of acquisition thereof by the Borrower, the Guarantors or the Subsidiaries and purchase money mortgages and purchase money security interests (including the lien or retained security title of a conditional vendor) covering real or personal property hereafter acquired by the Borrower, the Guarantors or Subsidiaries provided (A) the obligations secured thereby do not exceed 100% of the purchase price or fair market value of such property, whichever is less, (B) the obligations secured thereby are otherwise permitted hereunder or any other agreements of whatever nature to which the Borrower, the Guarantors or the Subsidiaries is a party and (C) no such lien, mortgage or security interest covers, or is extended to cover, any other property owned by the Borrower, the Guarantors or the Subsidiaries.

          (c) Assumptions and Guarantees of Indebtedness of Other Persons. Assume, guarantee, indorse or otherwise, become directly or contingently liable in connection with any obligation of any other Person (except by indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) except for guarantees (other than the Guarantee of each Guarantor) permitted under this Agreement which shall not exceed, including all other Indebtedness, $5,000,000.00 in the aggregate; provided, however, the Borrower shall be permitted to indemnify its officers and directors in accordance with the provisions set forth under its bylaws and/or articles of incorporation.

          (d) Sale or Other Disposal of Assets. Sell, lease, sell and leaseback, assign, transfer or otherwise dispose of all or a substantial portion of its assets, including accounts and shares of stock of whatever type except as otherwise permitted under this Agreement.

          (e) Dividends. Declare or pay any dividends on any of its capital stock now or hereafter outstanding or return any capital or make any distribution of assets to shareholders in excess of fifty percent (50%) of the Borrower's Net Income for the immediately preceding fiscal year.

          (f) Change in Nature of Business, Ownership, or Management. Make or permit to be made, any material change in the nature of its business as carried on at the date hereof or permit any change in the current ownership structure as an employee-owned entity; provided, however, the Borrower shall be permitted to engage in business activities other than those currently conducted by the Borrower to the extent that the Borrower's aggregate gross revenue attributable to all such other business activities on a consolidated basis represent less than ten percent (10%) of the Borrower's consolidated gross revenue taken as a whole.

          (g) Consolidated Tax Return. Make any consolidated tax return with respect to its income with any other corporation except any Subsidiary or Subsidiaries.

          (h) Subordinated Debt. Make any prepayments on and/or restructure any Subordinated Debt after an Event of Default shall have occurred and is continuing after the expiration of applicable grace periods, if any, unless waived by the Lender.

          (i) Merger. Merge into or consolidate with or into any corporation; for the purposes of this subparagraph (i), the acquisition by the Borrower or any Subsidiary by lease, purchase or otherwise, of all or substantially all of the assets of any corporation shall be deemed a merger of said corporation with the Borrower or such Subsidiary except that any Subsidiary may merge into or consolidate with any other Subsidiary of the Borrower or merge into the Borrower so long as the Borrower is the surviving corporation other than any Subsidiary which has incurred secured Indebtedness in connection with seller or other creditor financing as otherwise permitted under Section 5.03(a) of this Agreement. Anything herein to the contrary notwithstanding, the Borrower or any Subsidiary shall be permitted, without limitation except for subsection (f) above and the limitations set forth in the preceding sentence of this Section 5.03(i), to acquire by merger, any Person, provided that the Borrower, or a Subsidiary, is the surviving corporation.

          (j) Subsidiary. Except as otherwise permitted under Sections 5.03(f),
(i) and (m), organize any other Subsidiary unless prior written consent is obtained from the Lender, which consent shall not be unreasonably withheld or delayed; provided, however, such Subsidiary shall guarantee the Loan and shall execute a Guarantee in the form attached hereto as Exhibit B unless such requirement for a Guarantee shall be waived by the Lender.

          (k) Shares of Stock. Authorize, issue, grant or sell any shares of its capital stock except to employees.

          (l) Loans. Make any loan or advance or extend credit to any Person except to (i) Affiliates of Borrower (ii) employees of Borrower, in the ordinary course of Borrower's business, not to exceed in the aggregate One Hundred Thousand Dollars ($100,000.00); and (iii) employees of Borrower and its Subsidiaries in connection with the purchase by such employees of PBSJ capital stock.

          (m) Acquisition. Acquire or invest in any Person (excluding individuals) or the assets of any Person (excluding individuals) whereby such acquisitions or investments would exceed the limitations on aggregate gross revenues as set forth under subsection (f) above.

          (n) Investments. Except as otherwise permitted under Sections 5.03(f) and (m), make any investments of Borrower's or Guarantor's funds other than investments existing on the date of this Agreement and disclosed to the Lender and short term investments with a maturity of less than twelve (12) months and which are specifically limited to (i) government securities issued by the United States of America or agencies thereof; (ii) Certificates of Deposit issued by banks insured by the Federal Deposit Insurance Corporation with a minimum capitalization of Fifty Million Dollars (U.S. $50,000,000.00); (iii) commercial paper and money market instruments rated "investment grade" by Moody's Investor Services, Inc. or Standard & Poor's Corp.; and (iv) mutual funds; provided however, anything herein to the contrary notwithstanding, the Guarantors shall be permitted to make capital investments of their funds in the Borrower; provided, further, however, if any such investment by the Guarantors shall be deemed to be indebtedness of the Borrower, then such indebtedness shall be characterized and treated as Subordinated Debt as provided under this Agreement.

     Section 5.04 Financial Covenants. Anything herein to the contrary notwithstanding, the Borrower and the Lender agree that all financial covenants referred to under this Agreement shall be measured on a consolidated basis which includes (i) the Borrower; (ii) the Guarantors; and (iii) any Affiliates (excluding directors and officers of Borrower, the Guarantors and Subsidiaries) of either the Borrower or any of the Guarantors.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     Section 6.01 Events of Default. The term, "Event of Default", shall mean any of the following events that shall occur and be continuing after the expiration of applicable cure periods, if any, or unless waived by Lender:

          (a) The Borrower shall fail to pay when due any installment of principal of or interest under either Note or under any of the other Loan Documents and such default continues unremedied for ten (10) consecutive days after written notice thereof shall have been given to the Borrower by the Lender or the holder of the Note; or

          (b) Any material representation or warranty made by the Borrower or the Guarantors herein or by the Borrower (or any of its officers) in any certificate, agreement, instrument or written statement made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect on the date as of which the facts set forth are stated or certified; or

          (c) The Borrower or the Guarantors shall default in the due performance and observance of any of its agreements contained in Sections 5.01(f), (i), (j) or Section 5.03; or

          (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in the other Loan Documents on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender or the holder of either Note and the remedy period has not been extended by the Lender or the holder of either Note; or

          (e) The Borrower shall fail to pay any Indebtedness for borrowed money or the unpaid portion of the purchase price of property (other than as evidenced by either Note) owing by the Borrower or any interest or premium thereon in excess of One Million Dollars ($1,000,000.00) in the aggregate, when due, whether such obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or the Borrower shall fail to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any such obligation owing by the Borrower when required to be performed if the effect of such failure is to accelerate, or to permit the holder or holders of such obligation or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such obligation, whether or not such failure to perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; provided, however, nothing in this subsection shall require the payment or performance of any obligation, as aforesaid, provided the Borrower contests by appropriate legal proceedings diligently conducted in good faith, without cost or expense, including attorneys' fees, to the Lender, any such payment or performance; or

          (f) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower in an involuntary case under the federal bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar officer) of the Borrower or for any substantial part of the property of the Borrower or requiring the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

          (g) The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Borrower to the appointment of and taking possession by a custodian, receiver, trustee, liquidator, assignee, sequestrator (or other similar official) of the Borrower or for any substantial part of the property of the Borrower or the making by the Borrower of any assignment for the benefit of creditors, or the failure of the Borrower to pay its debts as such debts become due, as the same is construed under Section 303 of the Bankruptcy Code or the taking of action by the Borrower in furtherance of any of the foregoing; or

          (h) Any final judgments or orders in an aggregate amount in excess of One Million Dollars ($1,000,000.00) shall be entered against the Borrower and such judgments or orders shall continue unsatisfied or the repayment thereof shall not be fully bonded within thirty (30) days after their issuance or are not otherwise still being contested in good faith by appropriate proceedings which stay the effect thereof; or

          (i) Any monies, deposits or other property of the Borrower, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, now or hereafter on deposit with or in the possession or under the control of the Lender shall be attached or become subject to distrained proceedings or any order or process of any court and remains unremedied for thirty (30) days after written notice shall have been given to the Borrower by the Lender; or

          (j) The certificate of the certified public accountants required to be delivered to the Lender pursuant to Section 5.02(a) shall contain any material exception indicating a material adverse change in the financial condition, properties, or operations of the Borrower which would impair the Borrower's ability to repay the Loan; or

          (k) The occurrence of any material adverse change in the financial position of the Borrower and/or condition of the property of the Borrower which would impair the Borrower's ability to repay the Loan.

          (l) Any material change in the nature of the corporate existence of Borrower which has a material adverse effect on the Borrower.

          (m) Occurrence of an event of default by Borrower under any other credit facility established by the Lender in favor of Borrower so that an event of default under any credit facility shall cause all credit facilities to be in default, unless the Lender waives such default or it is otherwise cured.

     Section 6.02 Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall, by notice to the Borrower, declare the right of the Borrower to request Advances to be terminated, whereupon the same shall forthwith terminate. Further, the Lender may, upon notice to the Borrower, declare the entire unpaid principal amount evidenced by the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Indebtedness evidenced by the Notes, all such accrued interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, if an Event of Default is an event described in Sections 6.01(f) or (g), above, the right of the Borrower to request Advances shall automatically terminate and the Indebtedness of the Borrower to the Lender shall forthwith, without notice to or demand upon the Borrower, be due and payable.

                                  ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender or any other holder of either Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 7.02 Amendments. No amendment, modification, termination, or waiver of any provision of this Agreement or of the other Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 7.03 Notices. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing (including telegraphic communication) and if to any party, addressed or delivered to it at its address set forth below its signature on the signature pages hereof, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 7.03. All such notices, requests, demands, directions, and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     Section 7.04 Costs, Expenses and Taxes. The Borrower agrees to pay, on request, all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery, and the Lender's costs and expenses in connection with this Agreement, the other Loan Documents, and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto, and, after an Event of Default has occurred, all costs and expenses, if any, in connection with the enforcement of this Agreement, the other Loan Documents, or any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all excise (documentary stamp) and other taxes (including interest and penalties for failure to have paid same) payable or determined to be payable, whether prior to or simultaneously with the initial Advance or at any time thereafter, in connection with the execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Anything herein to the contrary notwithstanding, the Borrower shall not be obligated to pay to the Lender amounts incurred by the Lender for attorneys' fees in connection with any matters arising under this Agreement in which the Borrower is the prevailing party.

     Section 7.05 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender or any bank which participates in any loan to the Borrower with the Lender in connection herewith is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender or participant to or for the credit or the account of the Borrower against any and all Indebtedness of the Borrower now or hereafter existing under this Agreement and the other Loan Documents or in connection with any participant, irrespective of whether or not the Lender shall have made any demand under this Agreement or the other Loan Documents and although such obligations may be unmatured. The Borrower agrees that the Indebtedness of the Borrower to the Lender shall be deemed to run to the Lender and its participant as if the Notes had initially been executed and delivered by the Borrower to the order of the Lender and its participant (s). The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender or the Lender's participant, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

     Section 7.06 Further Assurances. The Borrower and the Guarantors agree to execute any and all further documents and instruments that may be required under applicable law or which the Lender may reasonably request in order to effectuate the transactions contemplated by this Agreement.

     Section 7.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 7.08 Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender which consent the Lender may grant or withhold in its discretion.

     Section 7.09 Governing Law. This Agreement and each of the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida (except as to those matters relating to interest rates or other lending terms which are or may, at the election of the Lender, be governed by United States (federal) law).

     Section 7.10 Severability Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 7.11 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 7.12 Arbitration; Waiver of Jury Trial.

          (a) This section concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively, a "Claim").

          (b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

          (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this section. In the event of any inconsistency, the terms of this section shall control.

          (d) The arbitration shall be administered by J.A.M.S. and conducted in Florida. All claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the

Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

          (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

          (f) This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff;
(ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

          (g) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

     Section 7.13 NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      LENDER:

                                      BANK OF AMERICA, N.A.


                                      By:  /s/ Manuel M. Perdomo
                                           ---------------------
                                             Manuel M. Perdomo

                                      Title: Senior Vice President

                                      100 Southeast Second Street
                                      Miami, Florida 33131

                                      Attn:  Manuel M. Perdomo,
                                             Senior Vice President
                                             Commercial Banking




                                      BORROWER:

                                      POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                                      a Florida corporation


                                      By:  /s/ Richard A. Wickett
                                           ----------------------
                                             Richard A. Wickett

                                      Title: Chairman/Chief Financial Officer

                                      THE PBSJ CORPORATION, a Florida
                                      corporation


                                      By:  /s/ Richard A. Wickett
                                           ----------------------
                                             Richard A. Wickett

                                      Title: Chairman/Chief Financial Officer
                                             /Treasurer

                                   GUARANTORS:

                                   SEMINOLE DEVELOPMENT CORPORATION,
                                   a Florida corporation

                                   By:   /s/ Richard A. Wickett
                                         ----------------------
                                           Richard A. Wickett

                                   Title: Treasurer

                                   POST, BUCKLEY INTERNATIONAL, INC., a
                                   Florida corporation


                                   By:   /s/ Richard A. Wickett
                                         ----------------------
                                           Richard A. Wickett

                                   Title: Vice President/Secretary/Treasurer

                                   PBS&J CONSTRUCTION SERVICES, INC., a
                                   Florida corporation

                                   By:   /s/ Richard A. Wickett
                                         ----------------------
                                           Richard A. Wickett

                                   Title: Secretary/Treasurer

                                   PBS&J CONSTRUCTORS, INC., a Florida
                                   corporation

                                   By:   /s/ Richard A. Wickett
                                         ----------------------
                                           Richard A. Wickett

                                   Title: Secretary/Treasurer

                                   POST, BUCKLEY INTERNATIONAL, INC., LTD.
                                   (SWAZILAND), a Swaziland corporation

                                   By:   /s/ Richard A. Wickett
                                         ----------------------
                                           Richard A. Wickett

                                   Title: Secretary/Treasurer

                                  REVOLVER NOTE

$37,000,000.00

                                                             As of June 30, 2002
                                                       Charlotte, North Carolina

          FOR VALUE RECEIVED, POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation (jointly and severally, individually and collectively, the "Borrower"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. (the "Lender"), the principal sum of THIRTY-SEVEN MILLION DOLLARS ($37,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement (as hereinafter defined) outstanding on June 30, 2005; together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until the indebtedness evidenced hereby is paid in full, at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Any amount of principal or interest evidenced hereby which is not paid when due shall bear interest from the day when due until such amount is paid in full, payable on demand at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Both principal and interest are payable in lawful money of the United States of America at 100 S.E. 2nd Street, Miami, Florida 3 3131 in same day funds.

          This Note is the "Revolver Note" for the "First Line" referred to in, and is entitled to the benefits (including, without limitation, the described collateral) of, the Amended and Restated Credit Agreement, dated as of June 30, 2002 (as further amended, restated or otherwise modified, the "Amended and Restated Credit Agreement") among the Lender, the Borrower and the Guarantors (as defined thereunder). The Amended and Restated Credit Agreement, among other terms, provides for (i) the making of advances (the "Advances") by the Lender to the Borrower from time to time pursuant to the Amended and Restated Credit Agreement in an aggregate amount not to exceed $37,000,000, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, (ii) for the acceleration of the indebtedness evidenced hereby upon the occurrence of certain events, and (iii) for security for the full and timely payment and performance of all indebtedness and obligations of the Borrower and the Guarantors hereunder.

          The Borrower waives presentment, notice, protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the indebtedness evidenced by this Note; assents to any indulgence and to the addition or release of any other party or person primarily or secondarily liable for the indebtedness evidenced hereby; and agrees to pay all costs and expenses, including, but not limited to, reasonable attorneys' fees and costs, incurred by the Lender in connection with the collection of the indebtedness evidenced by this Note or in the enforcement of the provisions hereof. This Note, even though executed and delivered outside the State of Florida, shall, nonetheless, be governed by the internal laws of the State of Florida (except as to interest rates or other terms of lending which are or may, at the election of the Lender, be governed by the laws of the United States) in all respects, including matters of construction, validity and performance.

          To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

          This Note renews, amends, replaces and supersedes that certain Revolver Note (the "Second Amendment Note") dated June 30, 1999, executed by Borrower and made payable to the order of Lender in the original principal amount of $22,000,000.00. It is the intention of the Borrower and Lender that while this Note renews, amends, replaces and supersedes the Second Amendment Note, it is not in payment or satisfaction of the Second Amendment Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the Second Amendment Note and the terms of this Note, the terms of this Note shall control.

          THE BORROWER IN DELIVERING, AND THE LENDER IN ACCEPTING DELIVERY OF, THIS NOTE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE AMENDED AND RESTATED CREDIT AGREEMENT AND ANY DOCUMENT EXECUTED AND DELIVERED BY THE BORROWER TO THE LENDER IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF EITHER. THIS IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE AMENDED AND RESTATED CREDIT AGREEMENT WITH THE BORROWER AND TO MAKE ADVANCES TO THE BORROWER.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                              POST, BUCKLEY, SCHUH & JERNIGAN,
                                              INC, a Florida corporation


                                              By:   /s/ Richard A. Wickett
                                                    ----------------------
                                                     Richard A. Wickett

                                              Title: Chairman/CFO

                                             THE PBSJ CORPORATION, a
                                             Florida corporation

                                             By:  /s/ Richard A. Wickett
                                                  ----------------------
                                                    Richard A. Wickett

                                             Title: Chairman/CFO/Treasurer



STATE OF NORTH CAROLINA        )
                               )SS:
COUNTY OF MECKLENBURG          )

          The foregoing instrument was acknowledged before me this 1st day of July, 2002, by Richard A. Wickett, as Chairman/CFO of POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, on behalf of said corporation. He is personally known to me or has produced a Florida driver's license as identification. It is agreed and understood that the undersigned Notary Public shall not be responsible for repayment under this Note nor any other obligation arising in connection with this Note.

                                             /s/ Janis E. Baker
                                             ------------------
                                             Notary Public of the State of
                                             North Carolina
                                               Printed Name: Janis E. Baker
                                                             --------------
                                               My commission expires: 09-10-2006
                                                                      ----------
                                             Commission No.: ___________________

STATE OF NORTH CAROLINA        )
                               )SS:
COUNTY OF MECKLENBURG          )

          The foregoing instrument was acknowledged before me this 1st day of July, 2002, by Richard A. Wickett, as Chairman/CFO/Treasurer of THE PBSJ CORPORATION, a Florida corporation, on behalf of said corporation. He is personally known to me or has produced a Florida driver's license as identification. It is agreed and understood that the undersigned Notary Public shall not be responsible for repayment under this Note nor any other obligation arising in connection with this Note.


                                             /s/ Janis E. Baker
                                             ------------------
                                             Notary Public of the State of
                                             North Carolina
                                               Printed Name: Janis E. Baker
                                                             --------------
                                             My commission expires: 09-10-2006
                                                                    ----------
                                             Commission No.: ___________________

                           AFFIDAVIT OF BORROWER AS TO
                     OUT-OF-STATE EXECUTION AND DELIVERY OF
            PROMISSORY NOTE AND AMENDED AND RESTATED CREDIT AGREEMENT

STATE OF NORTH CAROLINA        )
                               )SS:
COUNTY OF MECKLENBURG          )

     I, Richard A. Wickett, after being duly sworn, depose and state that:

     1. I am an officer of Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, and The PBSJ Corporation, a Florida corporation (collectively, the "Borrower").

     2. On July 1, 2002, the Borrower and Bank of America, N.A. (the "Bank") entered into a loan transaction (the "Loan").

     3. On July 1, 2002, I personally executed, in Charlotte, North Carolina, on behalf of the Borrower, that certain (i) promissory note in favor of the Bank in the principal amount of $37,000,000.00 (the "First Line Revolver Note"), and
(ii) Amended and Restated Credit Agreement among the Bank, the Borrower and certain guarantors of the Loan (the "Amended and Restated Credit Agreement").

     4. Upon the execution of the First Line Revolver Note and the Amended and Restated Credit Agreement as aforesaid, I delivered the First Line Revolver Note and the Amended and Restated Credit Agreement to Manuel Perdomo on behalf of the Bank, in Charlotte, North Carolina.

     5. This Affidavit is made for the benefit of the Bank in connection with the laws of the State of Florida relating to documentary stamp taxes.

     FURTHER AFFIANT SAITH NOT.
     Executed this 1st day of July, 2002.

                                                 /s/ Richard A. Wickett
                                                 ----------------------
                                                 AFFIANT

     I HEREBY CERTIFY that on this day, before me, in Charlotte, North Carolina, personally appeared Richard A. Wickett, as Chairman/CFO of Post, Buckley, Schuh & Jernigan, Inc. and as Chairman/CFO/Treasurer of The PBSJ Corporation, who, after being duly sworn, gave the foregoing statement.

     WITNESS my hand and official seal this 1st day of July, 2002.

                                           /s/ Janis E. Baker
                                           ------------------
                                           Notary Public of the State of
                                           North Carolina
                                           Printed Name: Janis E. Baker
                                                         --------------
                                           My commission expires: 09-10-2006
                                                                  ----------
                                           Commission No.: ___________________

                         AFFIDAVIT OF BANK OFFICER AS TO
                            OUT-OF-STATE DELIVERY OF
            PROMISSORY NOTE AND AMENDED AND RESTATED CREDIT AGREEMENT

STATE OF NORTH CAROLINA         )
                                )SS:
COUNTY OF MECKLENBURG           )

     I, Manuel M. Perdomo, after being duly sworn, depose and state that:

     1. I am a Senior Vice President of Bank of America, N.A. (the "Bank").

     2. On July 1, 2002, the Bank, and Post Buckley Schuh & Jernigan, Inc. and The PBSJ Corporation, both Florida corporations (collectively, the "Borrower"), entered into a loan transaction (the "Loan").

     3. On July 1, 2002, I personally witnessed Richard A. Wickett, on behalf of the Borrower, execute, in Charlotte, North Carolina, that certain (i) promissory note in favor of the Bank in the principal amount of $37,000,000.00 (the "First Line Revolver Note") , and (ii) Amended and Restated Credit Agreement among the Bank, the Borrower and certain guarantors of the Loan (the "Amended and Restated Credit Agreement").

     4. Upon the execution of the First Line Revolver Note and the Amended and Restated Credit Agreement on behalf of the Borrower, the First Line Revolver Note and the Amended and Restated Credit Agreement were personally delivered by the Borrower to me on behalf of the Bank in Charlotte, North Carolina.

     5. This Affidavit is made for the benefit of Bank in connection with the laws of the State of Florida relating to documentary stamp taxes.

     FURTHER AFFIANT SAITH NOT.
     Executed this 1st of July, 2002.

                                                 /s/ Manuel M. Perdomo
                                                 ---------------------
                                                 AFFIANT

     I HEREBY CERTIFY that on this day, before me, in Charlotte, North Carolina, personally appeared Manuel M. Perdomo, Senior Vice Preseident of Bank of America, N.A., who, after being duly sworn, gave the foregoing statement.

     WITNESS my hand and official seal this 1st day of July, 2002.

                                           /s/ Janis E. Baker
                                           ------------------
                                           Notary Public of the State of
                                           North Carolina
                                           Printed Name: Janis E. Baker
                                                         --------------
                                           My commission expires: 09-10-2006
                                                                  ----------
                                           Commission No.: ___________________

                                  REVOLVER NOTE

$3,000,000.00                                                As of June 30, 2002
                                                       Charlotte, North Carolina


          FOR VALUE RECEIVED, POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation (jointly and severally, individually and collectively, the "Borrower"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. (the "Lender"), the principal sum of THREE MILLION DOLLARS ($3,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement (as hereinafter defined) outstanding on June 30, 2005; together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until the indebtedness evidenced hereby is paid in full, at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Any amount of principal or interest evidenced hereby which is not paid when due shall bear interest from the day when due until such amount is paid in full, payable on demand at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Both principal and interest are payable in lawful money of the United States of America at 100 S.E. 2nd Street, Miami, Florida 3 3131 in same day funds.

          This Note is the "Revolver Note" for the "Second Line" referred to in, and is entitled to the benefits (including, without limitation, the described collateral) of, the Amended and Restated Credit Agreement, dated as of June 30, 2002 (as further amended, restated or otherwise modified, the "Amended and Restated Credit Agreement") among the Lender, the Borrower and the Guarantors (as defined thereunder). The Amended and Restated Credit Agreement, among other terms, provides for (i) the making of advances (the "Advances") by the Lender to the Borrower from time to time pursuant to the Amended and Restated Credit Agreement in an aggregate amount not to exceed $3,000,000, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, (ii) for the acceleration of the indebtedness evidenced hereby upon the occurrence of certain events, and (iii) for security for the full and timely payment and performance of all indebtedness and obligations of the Borrower and the Guarantors hereunder.

          The Borrower waives presentment, notice, protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the indebtedness evidenced by this Note; assents to any indulgence and to the addition or release of any other party or person primarily or secondarily liable for the indebtedness evidenced hereby; and agrees to pay all costs and expenses, including, but not limited to, reasonable attorneys' fees and costs, incurred by the Lender in connection with the collection of the indebtedness evidenced by this Note or in the enforcement of the provisions hereof. This Note, even though executed and delivered outside the State of Florida, shall, nonetheless, be governed by the internal laws of the State of Florida (except as to interest rates or other terms of lending which are or may, at the election of the Lender, be governed by the laws of the United States) in all respects, including matters of construction, validity and performance.

          To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

          THE BORROWER IN DELIVERING, AND THE LENDER IN ACCEPTING DELIVERY OF, THIS NOTE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE AMENDED AND RESTATED CREDIT AGREEMENT AND ANY DOCUMENT EXECUTED AND DELIVERED BY THE BORROWER TO THE LENDER IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF EITHER. THIS IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE AMENDED AND RESTATED CREDIT AGREEMENT WITH THE BORROWER AND TO MAKE ADVANCES TO THE BORROWER.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                              POST, BUCKLEY, SCHUH & JERNIGAN,
                                              INC, a Florida corporation


                                              By:    /s/ Richard A. Wickett
                                                     ---------------------
                                                      Richard A. Wickett

                                              Title: Chairman/CFO


                                              THE PBSJ CORPORATION, a
                                              Florida corporation

                                              By:    /s/ Richard A. Wickett
                                                     ---------------------
                                                      Richard A. Wickett

                                              Title: Chairman/CFO/Treasurer

STATE OF NORTH CAROLINA        )
                               )SS:
COUNTY OF MECKLENBURG          )

          The foregoing instrument was acknowledged before me this 1st day of July, 2002, by Richard A. Wickett, as Chairman/CFO of POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, on behalf of said corporation. He is personally known to me or has produced a Florida driver's license as identification. It is agreed and understood that the undersigned Notary Public shall not be responsible for repayment under this Note nor any other obligation arising in connection with this Note.

                                             /s/ Janis E. Baker
                                             ------------------
                                             Notary Public of the State of
                                             North Carolina
                                             Printed Name: Janis E. Baker
                                                           --------------
                                             My commission expires: 09-10-2006
                                                                    ----------
                                             Commission No.: ___________________

STATE OF NORTH CAROLINA        )
                               )SS:
COUNTY OF MECKLENBURG          )

          The foregoing instrument was acknowledged before me this 1st day of July, 2002, by Richard A. Wickett, as Chairman/CFO/Treasurer of THE PBSJ CORPORATION, a Florida corporation, on behalf of said corporation. He is personally known to me or has produced a Florida driver's license as identification. It is agreed and understood that the undersigned Notary Public shall not be responsible for repayment under this Note nor any other obligation arising in connection with this Note.

                                             /s/ Janis E. Baker
                                             ------------------
                                             Notary Public of the State of
                                             North Carolina
                                             Printed Name: Janis E. Baker
                                             My commission expires: 09-10-2006
                                                                    ----------
                                             Commission No.: ___________________

                           AFFIDAVIT OF BORROWER AS TO
                     OUT-OF-STATE EXECUTION AND DELIVERY OF
            PROMISSORY NOTE AND AMENDED AND RESTATED CREDIT AGREEMENT

STATE OF NORTH CAROLINA         )
                                )SS:
COUNTY OF MECKLENBURG           )

     I, Richard A. Wickett, after being duly sworn, depose and state that:

     1. I am an officer of Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, and The PBSJ Corporation, a Florida corporation (collectively, the "Borrower").

     2. On July 1, 2002, the Borrower and Bank of America, N.A. (the "Bank") entered into a loan transaction (the "Loan").

     3. On July 1, 2002, I personally executed, in Charlotte, North Carolina, on behalf of the Borrower, that certain (i) promissory note in favor of the Bank in the principal amount of $3,000,000.00 (the "Second Line Revolver Note"), and
(ii) Amended and Restated Credit Agreement among the Bank, the Borrower and certain guarantors of the Loan (the "Amended and Restated Credit Agreement").

     4. Upon the execution of the Second Line Revolver Note and the Amended and Restated Credit Agreement as aforesaid, I delivered the Second Line Revolver Note to Manuel Perdomo on behalf of the Bank, in Charlotte, North Carolina.

     5. This Affidavit is made for the benefit of the Bank in connection with the laws of the State of Florida relating to documentary stamp taxes.

     FURTHER AFFIANT SAITH NOT.
     Executed this 1st day of July, 2002.


                                                 /s/ Richard A. Wickett
                                                 ----------------------
                                                 AFFIANT

     I HEREBY CERTIFY that on this day, before me, in Charlotte, North Carolina, personally appeared Richard A. Wickett, as Chairman/CFO of Post, Buckley, Schuh & Jernigan, Inc. and as Chairman/CFO/Treasurer of The PBSJ Corporation, who, after being duly sworn, gave the foregoing statement.

     WITNESS my hand and official seal this 1st day of July, 2002.

                                           /s/ Janis E. Baker
                                           ------------------
                                           Notary Public of the State of
                                           North Carolina
                                           Printed Name: Janis E. Baker
                                                         --------------
                                           My commission expires: 09-10-2006
                                                                  ----------
                                           Commission No.:

                         AFFIDAVIT OF BANK OFFICER AS TO
                            OUT-OF-STATE DELIVERY OF
            PROMISSORY NOTE AND AMENDED AND RESTATED CREDIT AGREEMENT

STATE OF NORTH CAROLINA         )
                                )SS:
COUNTY OF MECKLENBURG           )

     I, Manuel M. Perdomo, after being duly sworn, depose and state that:

     1. I am a Senior Vice President of Bank of America, N.A. (the "Bank").

     2. On July 1, 2002, the Bank, and Post Buckley Schuh & Jernigan, Inc. and The PBSJ Corporation, both Florida corporations (collectively, the "Borrower"), entered into a loan transaction (the "Loan").

     3. On July 1, 2002, I personally witnessed Richard A. Wickett, on behalf of the Borrower, execute, in Charlotte, North Carolina, that certain (i) promissory note in favor of the Bank in the principal amount of $3,000,000.00 (the "Second Line Revolver Note") , and (ii) Amended and Restated Credit Agreement among the Bank, the Borrower and certain guarantors of the Loan (the "Amended and Restated Credit Agreement").

     4. Upon the execution of the Second Line Revolver Note and the Amended and Restated Credit Agreement on behalf of the Borrower, the Second Line Revolver Note and the Amended and Restated Credit Agreement were personally delivered by the Borrower to me on behalf of the Bank in Charlotte, North Carolina.

     5. This Affidavit is made for the benefit of Bank in connection with the laws of the State of Florida relating to documentary stamp taxes.

     FURTHER AFFIANT SAITH NOT.
     Executed this 1st of July, 2002.

                                                 /s/ Manuel M. Perdomo
                                                 ---------------------
                                                 AFFIANT

     I HEREBY CERTIFY that on this day, before me, in Charlotte, North Carolina, personally appeared Manuel M. Perdomo, Senior Vice Preseident of Bank of America, N.A., who, after being duly sworn, gave the foregoing statement.

     WITNESS my hand and official seal this 1st day of July, 2002.

                                           /s/ Janis E. Baker
                                           ------------------
                                           Notary Public of the State of
                                           North Carolina
                                           Printed Name: Janis E. Baker
                                                         --------------
                                           My commission expires: 09-10-2006
                                                                  ----------
                                           Commission No.: